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                                  EXHIBIT 10.14

EXHIBIT 10.14. Side Letter Agreement.

                             SIDE LETTER AGREEMENT


June 16, 2000


Mr. David Bergstein
GrayBox, LLC
11111 Santa Monica Blvd., Suite 850
Los Angeles, CA 90025

          Re: Side Agreement Re: Shares of Common Stock Previously Issued to Investors in Virtual Technology Corporation

Dear David:

          In a previous transaction that five (5) individual investors (the "Investors") completed with Virtual Technology Corporation, a Minnesota corporation (the "Company") during the period of December 1999 through February 2000, shares of the Company's Common Stock were issued to the Investors and were to have been covered by a registration statement filed under the Securities Act of 1933 on or before April 30, 2000 (the "Registrable Shares"). To date the Registrable Shares have not been registered by the Company.

          The Company agrees, based on it failure to register the Registrable Shares, that it shall repurchase from the Investors, in accordance with instructions to be provided by the Investors and GrayBox, LLC, a Nevada limited liability company ("GrayBox"), 300,000 of the Registrable Shares at the price per share of $.50. These shares shall be purchased according to the following terms: following each round of financing completed by the Company, (excluding the $1,000,000 debt investment made by Corona Viking Group, LLC on June 14, 2000 pursuant to a Convertible Promissory Note) the Company shall be required to use up to 10% for each $1,000,000 raised for the repurchase of the 300,000 shares until such time as the Company has repurchased all of the shares. The Company additionally covenants that it will, on or before December 31, 2000 and in accordance with the terms and provisions contained in the Registration Rights Agreement executed on June 14, 2000 by and between the Company and Corona Viking Group, LLC, a Nevada limited liability company, take all necessary action to cause the filing of a registration statement with the Securities and Exchange Commission covering those Registrable Shares not repurchased by the Company. The Company shall bear all costs relating to the registration of the Registrable Shares.



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          Additionally, the Company shall pay to GrayBox, in consideration of
GrayBox's efforts to secure the financing evidenced by the Convertible Promissory Note dated June 14, 2000, separate from and in addition to any monies owed to GrayBox under the existing Consulting Agreement between GrayBox and the Company, the sum of $150,000. This money shall be paid to GrayBox according to the following terms: following each round of financing completed by the Company, (excluding the $1,000,000 debt investment made by Corona Viking Group, LLC on June 14, 2000 pursuant to a Convertible Promissory Note and the $1,000,000 equity investment currently being raised by Corona Viking Group, LLC) the Company shall be required to use up to 10% for each $1,000,000 raised, whether through debt or equity financing and whether raised by Corona Viking Group, LLC, its affiliates or any other party, for the payment of the $150,000.

          The provisions hereunder shall be in addition to the any other remedy available to the Investors under any other agreement relating to the Registrable Shares or in law or equity, including seeking an order from a court of competent jurisdiction to have the agreement hereunder specifically performed.

          Any fees incurred by GrayBox, LLC or the Investors relating to enforcement of this letter agreement shall be borne by the Company. This letter agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. The parties agree that all disputes with respect to this Agreement shall be brought and heard either in the California state courts located in Los Angeles, California, or the federal district court of California located in Los Angeles County, California. The parties hereto further consent to personal jurisdiction in Los Angeles County with respect to any such proceeding, and waive any defense based upon the doctrine of forum non conveniens.

                                Virtual Technology Corporation

                                        /s/ Gregory Appelhof
                                ------------------------------------------------
                                Name:   Gregory Appelhof
                                Title:  President and Chief Executive Officer


Agreed to and accepted to this 16th day of June, 2000




        /s/ David Bergstein
------------------------------------------------
Name:   David Bergstein
Title:  Manager, GrayBox, LLC